Exhibit 1.1

EXECUTION VERSION

WORKDAY, INC.

(a Delaware corporation)

$1,000,000,000 3.500% Senior Notes Due 2027
$750,000,000 3.700% Senior Notes Due 2029
$1,250,000,000 3.800% Senior Notes Due 2032

UNDERWRITING AGREEMENT

Dated: March 30, 2022

WORKDAY, INC.

(a Delaware corporation)

$1,000,000,000 3.500% Senior Notes Due 2027
$750,000,000 3.700% Senior Notes Due 2029
$1,250,000,000 3.800% Senior Notes Due 2032

UNDERWRITING AGREEMENT

March 30, 2022

BofA Securities, Inc.

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

as Representatives of the several Underwriters

c/o BofA Securities, Inc.

One Bryant Park
New York, New York 10036

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Workday, Inc., a Delaware corporation (the “Company”), confirms its agreement with each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in such Schedule A of the Company’s 3.500% Senior Notes Due 2027, 3.700% Senior Notes Due 2029 and 3.800% Senior Notes Due 2032 (collectively, the “Notes”).

The Notes will be issued pursuant to an indenture, dated as of April 1, 2022 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Certain terms of the Notes will be established pursuant to an Officer’s Certificate to the Base Indenture (together with the Base Indenture, the “Indenture”). The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), pursuant to a Letter of Representations, to be dated on or before the Closing Time (as defined in Section 2 below) (the “DTC Agreement”), among the Company, the Trustee and DTC.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-239056) covering the public offering and sale of certain securities of the Company, including the Notes, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Notes, which time shall be considered the “new effective date” of the Registration Statement with respect to the Notes within the meaning of Rule 430B(f)(2), including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus supplement and the base prospectus used in connection with the offering of the Notes, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time (as defined below), are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Notes in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). The final prospectus supplement and the base prospectus, in the form first furnished to the Underwriters for use in connection with the offering and sale of the Notes, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system)(“EDGAR”).

As used in this Agreement:

“Applicable Time” means 4:00 P.M., New York City time, on March 30, 2022 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time and the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to prospective investors prior to the Applicable Time, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Notes that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time.

This Agreement, the Indenture and the Notes are referred to herein, collectively, as the “Operative Documents.”

SECTION 1.          Representations and Warranties.

(a)                Representations and Warranties by the Company. The Company represents and warrants to each Underwriter at the Applicable Time and the Closing Time (as defined below), and agrees with each Underwriter, as follows:

(i)                 Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the applicable requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Notes have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied in all material respects with each request (if any) from the Commission for additional information. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), the Applicable Time and the Closing Time complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act. Each preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, the Applicable Time and the Closing Time complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act, and each preliminary prospectus and the Prospectus are identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the applicable requirements of the 1934 Act and the 1934 Act Regulations.

(ii)               Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such incorporated documents were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any amendment thereto or the General Disclosure Package or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be (i) the names of the Underwriters which appear on the cover of the preliminary prospectus and the Prospectus, and in the table under the first paragraph under the caption “Underwriting—Conflicts of interest;” (ii) the third and seventh paragraphs under the caption “Underwriting—Conflicts of interest” and (iii) the last two sentences of the eighth paragraph under the caption “Underwriting—(Conflicts of Interest)” contained in the Registration Statement, the preliminary prospectus contained in the General Disclosure Package and the Prospectus (collectively, the “Underwriter Information”).

(iii)             Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, including any document incorporated by reference therein, that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the Underwriter Information.

Any offer that is a written communication relating to the Notes made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of paragraph (c) of Rule 163 of the 1933 Act Regulations (“Rule 163(c)”)) has been filed with the Commission in accordance with the exemption provided by Rule 163(c) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163(c).

(iv)              Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Registration Statement, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and listed on Schedule B hereto or any electronic road show or other written communications reviewed and consented to by the Representatives and listed on Schedule C hereto (each a, “Company Additional Written Communication”). Each such Company Additional Written Communication, when taken together with the General Disclosure Package, did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the Underwriter Information.

(v)                No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(vi)              Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Notes in reliance on the exemption of Rule 163, (D) at the date of this Agreement and (E) at the Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(vii)            Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Notes, (C) at the date of this Agreement and (D) at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(viii)          Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(ix)              Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations. All disclosures contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x)                No Material Adverse Change. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is given therein, (A) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (B) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (C) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class or series of its capital stock.

(xi)              Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under, and to consummate the transactions contemplated in, the Operative Documents except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, result in a material adverse effect on the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Operative Documents (a “Material Adverse Effect”). The Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect.

(xii)            Good Standing of Subsidiaries. Each “significant subsidiary” (as defined in Regulation S-X promulgated under the 1933 Act; each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) of the Company has been duly incorporated or organized, is validly existing in good standing under the laws of the jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable under the laws of such jurisdiction) of its incorporation or organization, as applicable, has the corporate power and authority (or similar company or partnership power and authority) to own its property and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable under the laws of such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock (or equivalent equity interests, as applicable) of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent such concepts are applicable with respect to such ownership interests) and are owned directly by the Company or one of its wholly-owned subsidiaries (except for directors’ qualifying shares), free and clear of all material liens, encumbrances, equities or claims. The subsidiaries listed in Schedule E to this Agreement are the only “significant subsidiaries” (as that term is defined in Rule 1-02(w) of Regulation S-X of the 1933 Act) of the Company.

(xiii)          Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiv)          Authorization of the Indenture. At the Closing Time, the Indenture will be duly qualified under the Trust Indenture Act and will have been duly authorized, executed and delivered by the Company and shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(xv)            Authorization of the Notes. The Notes to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(xvi)          Absence of Violations, Defaults and Conflicts. The Company is not (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties, assets or operations of the Company or any of its Significant Subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) to its knowledge, in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Authority”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of the Operative Documents and the consummation of the transactions contemplated therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Notes) and compliance by the Company with its obligations under the Operative Documents have been duly authorized by all requisite action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, assets or operations of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Authority. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvii)        Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Significant Subsidiary’s principal suppliers, manufacturers, customers or contractors, which could, singly or in the aggregate, result in a Material Adverse Effect.

(xviii)      Absence of Proceedings. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Authority now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which could, singly or in the aggregate, result in a Material Adverse Effect, or which might materially and adversely affect their respective properties, assets or operations, or the consummation of the transactions contemplated in the Operative Documents or the performance by the Company of its obligations thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries are a party or of which any of their respective properties, assets or operations are the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not, singly or in the aggregate, result in a Material Adverse Effect.

(xix)          Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Authority necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, could, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, could, singly or in the aggregate, result in a Material Adverse Effect.

(xx)            Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all personal property owned by them which is material to the business of the Company and its subsidiaries taken as a whole, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are valid, subsisting and enforceable with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, and neither the Company nor any such subsidiary has any notice of any material claim that has been asserted by anyone questioning its rights to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxi)          Possession of Intellectual Property. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Company and its subsidiaries own or have a valid and enforceable license to use all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), software, domain names, trademarks, service marks, trade names and all other intellectual property and similar proprietary rights of any kind anywhere in the world (including all registrations and applications for registration of, and all goodwill associated with, any of the foregoing, as applicable) (collectively, “Intellectual Property Rights”) used in, held for use in or otherwise necessary for the conduct of their respective businesses as currently conducted, except where the failure to own or possess any of the foregoing would not be reasonably expected to result in a Material Adverse Effect; (ii) the Intellectual Property Rights owned by the Company or any of its subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company or any of its subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of, or any rights of the Company or any of its subsidiaries in, any such Intellectual Property Rights, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; (iii) neither the Company nor any of its subsidiaries has received any notice alleging, or is involved in any proceedings relating to, any infringement, misappropriation or other violation of third party Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the Company or any of its subsidiaries; (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned or controlled by the Company or any of its subsidiaries; (v) neither the Company nor any of its subsidiaries, nor the conduct of their respective businesses, infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any third party Intellectual Property Rights, except as would not, singly or in the aggregate, result in a Material Adverse Effect on the Company or any of its subsidiaries; (vi) all employees and contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any of its subsidiaries have executed an invention assignment agreement whereby such employees and contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or its applicable subsidiary, except where such failure to execute an invention assignment agreement would not result in a Material Adverse Effect, and to the Company’s knowledge no such agreement has been breached or violated; and (vii) the Company and its subsidiaries use, and have used, commercially reasonable efforts in accordance with normal industry practice to appropriately maintain the confidentiality of all information intended to be maintained as a trade secret, and no such trade secrets have been disclosed other than to employees, representatives and agents of the Company or any of its subsidiaries, all of whom are bound by written confidentiality agreements.

(xxii)        Payment of Taxes. The Company and each of its subsidiaries have paid all material federal, state, local and foreign taxes due through the date of this Agreement (except for cases in which the failure to pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(xxiii)      Insurance. The Company and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(xxiv)      Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(xxv)        Accounting Controls and Disclosure Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines thereto, to the extent required. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxvi)      Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and that are applicable to the Company, including Section 402 related to loans, Section 404 related to internal control over financial reporting and Sections 302 and 906 related to certifications.

(xxvii)    Investment Company Act. The Company is not required, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxviii)  Absence of Manipulation. Neither the Company nor any subsidiary or other affiliate of the Company has taken, nor will the Company or any such subsidiary or other affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(xxix)      Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of either (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) the U.K. Bribery Act 2010 (the “Bribery Act”) and the Company, its subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxx)        Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any Governmental Authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxi)      OFAC. Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the knowledge of the Company, any other employee, agent, controlled affiliate or representative of the Company or any of its subsidiaries or controlled affiliate is (A) an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, the so-called Donetsk People’s Republic, Iran, the so-called Luhansk People’s Republic, North Korea and Syria). The Company will not, directly or indirectly, use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxii)    Cybersecurity. (i) The Company’s and its subsidiaries’ respective information technology assets and equipment, computers, systems, networks, hardware, software, internet websites, applications and data and databases (including the Personal Data and data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of the Company and its subsidiaries) (collectively, “IT Systems and Data”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries, and the Company’s IT Systems and Data are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) the Company and its subsidiaries have used commercially reasonable efforts to establish and maintain information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans, consistent with industry standards and practices, that are necessary to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any IT Systems and Data (“Breach”); and (iii) there has been no such material Breach, and the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any such material Breach.

(xxxiii)  Data Privacy. (i) The Company and each of its subsidiaries have been and are in compliance in all material respects with all internal and external privacy policies and notices, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal, disclosure or other processing by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data or information (“Data Security Obligations”, and such data and information, “Personal Data”); (ii) neither the Company nor any of its subsidiaries have received any notification of or complaint regarding or are otherwise aware of any other facts that, individually or in the aggregate, would reasonably indicate, non-compliance in any material respect with any Data Security Obligation by the Company or any of its subsidiaries; and (iii) there is no action, suit, investigation or proceeding by or before any court or Governmental Authority pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries alleging non-compliance with any Data Security Obligation by the Company or any of its subsidiaries, except where such non-compliance would not reasonable be expected to have a Material Adverse Effect.

(b)                Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.          Sale and Delivery to Underwriters; Closing.

(a)                The Notes. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of, in the case of the 3.500% Notes Due 2027, 99.341% of the principal amount thereof, in the case of the 3.700% Notes Due 2029, 99.369% of the principal amount thereof and, in the case of the 3.800% Notes Due 2032, 99.152% of the principal amount thereof, plus, in each case, accrued interest, if any, from March 30, 2022 to the Closing Time (as defined below) hereunder, the principal amount of Notes set forth opposite the name of such Underwriter in Schedule A.

(b)                The Closing Time. Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, California 94025, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (New York City time) on April 1, 2022 (unless postponed in accordance with the provisions of Section 10) or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

(c)                Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the General Disclosure Package and the Prospectus, their respective portions of the Notes as soon after the Applicable Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

(d)             Payment for the Notes. Payment for the Notes shall be made to the Company at the Closing Time by wire transfer of immediately available funds to a bank account designated by the Company.

It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes which it has agreed to purchase. The Representatives may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(e)             Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Notes at the Closing Time, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Time and shall be made available for inspection on the business day preceding the Closing Time at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

SECTION 3.          Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

(a)                Compliance with Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Notes shall become effective or any amendment or supplement to the General Disclosure Package or the Prospectus shall have been used or filed, as the case may be, including any document incorporated by reference therein, in each case only as permitted by this Section 3, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Notes. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in an exhibit to a post-effective amendment to the Registration Statement or in an exhibit to a prospectus filed pursuant to Rule 424(b)).

(b)                Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Notes is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Notes any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, any document incorporated therein by reference, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Representatives written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use reasonable efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible if the Company is no longer eligible to file an automatic shelf registration statement, provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object.

(c)                Filing or Use of Amendments or Supplements. The Company has given the Representatives written notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time and will give the Representatives written notice of its intention to file or use any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus, whether pursuant to the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or otherwise, from the Applicable Time to the later of (i) the time when a prospectus relating to the Notes is no longer required by the 1933 Act (without giving effect to Rule 172) to be delivered in connection with sales of the Notes and (ii) the Closing Time, and will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object.

(d)                Delivery of Registration Statements. Upon request, the Company will deliver to the Representatives and counsel for the Underwriters, without charge, one signed copy of the Registration Statement as originally filed and each amendment thereto (including conformed copies of exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters.

(e)                Delivery of Prospectuses. Upon request, the Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. Upon request, the Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Notes is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with sales of the Notes, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.

(f)                 Blue Sky Qualifications. The Company will, in cooperation with the Underwriters, qualify or register the Notes for offering and sale under (or obtain exemptions from the application of) the applicable securities laws of such states and non-U.S. jurisdictions as the Representatives may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose.

(g)                Earnings Statements. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act (which may be satisfied by a filing on the Commission’s EDGAR system).

(h)                Clear Market. During the period from the date hereof through and including the date that is the day after the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(i)                 Final Term Sheet. The Company will prepare a final term sheet (a “Final Term Sheet”) containing only a description of the final terms of the Notes and their offering, in the form approved by the Underwriters and attached as Schedule D hereto, and acknowledges that the Final Term Sheet is an Issuer Free Writing Prospectus and will comply with its related obligations set forth in Section 3(m) hereof. The Company will furnish to each Underwriter, without charge, copies of the Final Term Sheet promptly upon its completion.

(j)                 Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer General Use Free Writing Prospectuses listed on Schedule B hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an Issuer Free Writing Prospectus and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives in writing and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(k)                Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(l)                 No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of the Notes.

(m)              DTC. The Company will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance, settlement and trading through the facilities of DTC.

(n)                Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the 1933 Act.

SECTION 4.          Payment of Expenses.

(a)       Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including without limitation (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Notes, and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the Notes to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Notes to the Underwriters, (iv) all costs and expenses incurred in connection with the preparation and execution of the Operative Documents and the DTC Agreement, (v) the fees and disbursements of the Company’s counsel, accountants and other advisors, (vi) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vii) the transportation and other expenses, if any, incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Notes, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA, if required, of the terms of the sale of the Notes, (ix) any fees payable in connection with the rating of the Notes by the rating agencies, (x) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (xi) the fees and expenses of making the Notes eligible for clearance, settlement and trading through the facilities of DTC and(xii) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section provided, however, that the aggregate amount payable by the Company for the fees and disbursements of counsel to the Underwriters pursuant to this Section 4 shall not exceed $15,000 (excluding filing fees). Except as provided in this Section 4 and Sections 6, 7 and 9(c) hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

(b)       Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a) hereof, the Company shall reimburse the Underwriters for all of their documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.          Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)                Effectiveness of Registration Statement, etc. The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto and any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act shall have been instituted or are pending or, to the knowledge of the Company, threatened.

(b)                Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Fenwick & West LLP, counsel for the Company, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c)                Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Davis Polk & Wardwell LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters reasonably requested by the Representatives. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other Representatives of the Company and its subsidiaries and certificates of public officials.

(d)                Officer’s Certificate. At the Closing Time, the Representatives shall have received a certificate of the Chief Financial Officer of the Company, dated the Closing Time, (i) confirming that such officer has carefully reviewed the Registration Statement, the General Disclosure Package and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 2(a)(i) and 2(a)(ii) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (g) and (i) of this Section.

(e)                Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)                 Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g)          Chief Financial Officer’s Certificate. On each of the date of this Agreement and at the Closing Time, the Representatives shall have received a certificate dated the date hereof or as of the Closing Time, as the case may be, in form an substance reasonably satisfactory to the Representatives, signed by the Company’s chief financial officer and providing “management comfort” with respect to certain financial data contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(h)          No Objection. If a filing with FINRA is required, FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Notes.

(i)              No Important Changes. Since the execution of this Agreement, (i) there shall not have occurred any Material Adverse Change, or any development involving a prospective Material Adverse Change, which Material Adverse Change or development involving a prospective Material Adverse Change is not described in the Registration Statement, the General Disclosure Package or the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Prospectus, and (ii) there shall not have been any decrease in or withdrawal of the rating of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act) or any notice given of any such rating that indicates the direction of the possible change.

(j)              Ratings Letters. At the time of execution of this Agreement, the Company shall have delivered to the Representatives letters from Moody’s Investors Service, Inc. and S&P Global Ratings, a division of S&P Global Inc. assigning a rating to the Notes of Baa2 and BBB, respectively.

(k)             Clearance, Settlement and Trading. Prior to the Closing Time, the Company and DTC shall have executed and delivered the Letter of Representations, dated the Closing Time, and the Notes shall be eligible for clearance, settlement and trading through the facilities of DTC.

(l)                 Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(m)              Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6.          Indemnification.

(a)                Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), selling agents, officers and directors and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)       from and against any and all loss, liability, claim, damage and expense (including, without limitation, reasonable legal fees and other reasonable and documented expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)       against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)                Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)                Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

SECTION 7.          Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Notes as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Notes underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates, officers, directors and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Notes set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.          Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates, officers, directors and or selling agents, any person controlling any Underwriter or the Company’s officers or directors or any person controlling the Company and (ii) delivery of and payment for the Notes.

SECTION 9.          Termination of Agreement.

(a)                Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time, (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Change, or (ii) if there has occurred any Material Adverse Change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering of the Notes or to enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Market, or (iv) if trading generally on the New York Stock Exchange or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Authority, or (v)  if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal, New York or Delaware authorities.

(b)                Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10.      Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)                 if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Notes to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)               if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.      Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives, care of BofA Securities, Inc. at 1540 Broadway, NY8-540-26-02, New York, New York 10036, Fax: (646) 855-5958, Email: dg.hg_ua_notices@bofa.com, Attn: High Grade Transaction Management/Legal; care of Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Fax: (212) 507-8999, Attention: Investment Banking Division; and care of Wells Fargo Securities, LLC, 550 South Tyron Street, 5th Floor, Charlotte, North Carolina 28202, Fax: (704) 410-0326, Attention: Transaction Management. Notices to the Company shall be directed to it at Workday, Inc., 6110 Stoneridge Mall Road, Pleasanton, California 94588, Attention: General Counsel, Email: generalcounsel@workday.com.

SECTION 12.      No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, (b) in connection with the offering of the Notes and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of its subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Notes or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) or any other obligation to the Company with respect to the offering of the Notes except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (e) the Underwriters have not provided any legal, accounting, financial, regulatory, investment or tax advice with respect to the offering of the Notes and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

SECTION 13.      Recognition of the U.S. Special Resolution Regimes.

(a)             In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)             In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 14.      Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons, Affiliates, selling agents, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons, Affiliates, selling agents, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.      Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.      GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17.      Consent to Jurisdiction. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or proceeding brought in any Specified Court. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 18.      TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 20.      Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21.      Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 22.      Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, its subsidiaries and/or the offering of the Notes that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 23.      General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement shall not become effective until the execution of this Agreement by the parties hereto. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 6 and the contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 6 and 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the General Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the 1933 Act and the 1934 Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

WORKDAY, INC.

By:	/s/ Richard Sauer
Name: Richard Sauer
Title: Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary

CONFIRMED AND ACCEPTED,
as of the date first above written:

BOFA SECURITIES, INC.

MORGAN STANLEY & CO. LLC

WELLS FARGO SECURITIES, LLC

BOFA SECURITIES, INC.

By:	/s/ Laurie Campbell
Name: Laurie Campbell
Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Julie McBrien
Name: Julie McBrien
Title: Vice President

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Underwriter	Principal Amount of 2027 Notes to Be Purchased	Principal Amount of 2029 Notes to Be Purchased	Principal Amount of 2032 Notes to Be Purchased
Morgan Stanley & Co. LLC.	$270,000,000	$202,500,000	$337,500,000
BofA Securities, Inc.	$220,000,000	$165,000,000	$275,000,000
Wells Fargo Securities, LLC	$220,000,000	$165,000,000	$275,000,000
Truist Securities, Inc.	$60,000,000	$45,000,000	$75,000,000
U.S. Bancorp Investments, Inc.	$60,000,000	$45,000,000	$75,000,000
Barclays Capital Inc.	$50,000,000	$37,500,000	$62,500,000
MUFG Securities Americas Inc.	$40,000,000	$30,000,000	$50,000,000
Deutsche Bank Securities Inc.	$30,000,000	$22,500,000	$37,500,000
RBC Capital Markets, LLC	$30,000,000	$22,500,000	$37,500,000
Loop Capital Markets LLC	$10,000,000	$7,500,000	$12,500,000
Siebert Williams Shank & Co., LLC	$10,000,000	$7,500,000	$12,500,000
Total	$1,000,000,000	$750,000,000	$1,250,000,000

Sch A

SCHEDULE B

Issuer Free Writing Prospectuses

1.       Final Term Sheet for the Notes

Sch B

SCHEDULE C

Electronic Road Shows and Other Written Communications

1.        Investor Presentation of the Company dated March 30, 2022

Sch C

SCHEDULE D

WORKDAY, INC.

FORM OF FINAL TERM SHEET

[Attached]

Sch D

SCHEDULE E

1.        Workday Limited

2.        Workday Global, Inc.

Sch E

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

This opinion is furnished to you pursuant to Section 5(b) of that certain Underwriting Agreement (the “Underwriting Agreement”), dated March [ ], 2022, among the several underwriters named in Schedule A thereto (the “Underwriters”) and Workday, Inc., a Delaware corporation (the “Company”). We have acted as counsel for the Company in connection with the sale to the Underwriters of an aggregate of $[ ] million principal amount of its [ ]% Senior Notes due 20[ ] (the “20[ ] Notes”), $[ ] million principal amount of its [ ]% Senior Notes due 20[ ] (the “20[ ] Notes”) and $[—] million principal amount of its [ ]% Senior Notes due 20[ ] (the “20[ ] Notes”, and together with the 20[ ] Notes and the 20[ ] Notes, the “Securities”). The Securities are being issued pursuant to the indenture dated as of April [ ], 2022 (the “Base Indenture”) between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) as supplemented by the Officer’s Certificate of the Company, executed by the Company, dated as of April [ ], 2022 and delivered to the Trustee pursuant to the Base Indenture (the “Officer’s Certificate”, and, together with the Base Indenture, the “Indenture”). Except as otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Underwriting Agreement.

The Securities will be offered and sold pursuant to a Registration Statement on Form S-3 (Registration No. 333-239056) filed with the Securities and Exchange Commission (the “Commission”) on June 10, 2020 (the registration statement, including the documents incorporated by reference therein, the “Registration Statement”), and the related prospectus (including the documents incorporated by reference therein) dated June 9, 2020 in the form first used to confirm sales of the Securities (or in the form first made available to you by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the confirmation of sales of the Securities (the “Basic Prospectus”), the preliminary prospectus supplement relating to the Securities dated March [ ], 2022 (the “Preliminary Prospectus Supplement” and, together with the documents incorporated therein and the Basic Prospectus, the “Preliminary Prospectus”), and the final prospectus supplement dated March [ ], 2022 in the form first used to confirm sales of Securities (or in the form first made available to you by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) in connection with the confirmation of sales of the Securities (the “Final Prospectus Supplement” and, together with the documents incorporated therein and the Basic Prospectus, the “Prospectus”). The Preliminary Prospectus, together with the free writing prospectuses set forth on Annex B to the Underwriting Agreement, are hereinafter collectively referred to as the “Time of Sale Information.”

In order to render this opinion, we have examined such questions of law as we deem advisable under the circumstances. As to questions of fact, we have relied solely upon our actual knowledge and our examination of the following documents, agreements and instruments:

(1)                The executed Underwriting Agreement, Indenture, the Officer’s Certificate and Securities (collectively, the “Transaction Documents” and each individually, a “Transaction Document”);

(2)                The Restated Certificate of Incorporation of the Company filed with the Office of the Delaware Secretary of State on October 11, 2012 and certified by the Delaware Secretary of State on March [ ], 2022 (the “Certificate”) and the Amended and Restated Bylaws of the Company, as amended and restated on February 24, 2022 and certified to us as of the date hereof by an officer of the Company as being a true, correct and complete copy of the bylaws of the Company that have been in full force and effect at all times since February 24, 2022 and are in full force and effect as of the date of this opinion (the “Bylaws”);

(3)                Copies that have been provided to us by the Company of the resolutions of the Company’s Board of Directors (the “Board”), adopted at a meeting of the Board on February 24, 2022 and the Pricing Committee appointed by the Board of Directors (the “Pricing Committee”), adopted at a meeting of the Pricing Committee on March [ ], 2022, approving the public underwritten offer, issuance and sale by the Company of the Securities, the Company’s entry into the Transaction Documents and pertaining to other matters related to the offer, issuance and sale of the Securities (collectively, the “Resolutions”) (which the Company has certified to us are the only actions taken and resolutions adopted by the Board or any committees thereof (including without limitation the Pricing Committee) with respect to these matters, and which resolutions have not been amended, modified or rescinded);

(4)                The certificates and documents delivered by or on behalf of the Company, the Trustee, you and others at the Closing (the “Closing Documents”);

(5)                A Management Certificate of the Company addressed to us and dated the date of this opinion letter (the “Management Certificate”);

(6)                The agreements and other documents of the Company listed in Annex I hereto (the “Selected Documents”);

(7)                A Certificate of Good Standing issued by the Delaware Secretary of State, dated March [ ], 2022, indicating that the Company is in good standing as a domestic corporation in that state (together with the certificates, letters and notices referred to in items (8), (9) and (10) below, the “Certificates of Good Standing”);

(8)                A Certificate of Good Standing issued by the Secretaries of State of the State of California, dated March [ ], 2022, indicating that the Company is in good standing and qualified to do business as a foreign corporation in such State;

(9)                Letter from the Delaware Franchise Tax Board, dated March [ ], 2022, indicating that the Company is in good standing with respect to its Delaware franchise tax filings and has no known unpaid franchise tax liability;

(10)            Telephonic or facsimile notice on March [ ], 2022, from the offices of the Delaware Secretary of State, the Delaware Franchise Tax Board and the California Secretary of State that the information provided in the applicable certificate or letter referred to in (7), (8) and (9) above continues to be accurate as of such date.

(11)            The letters from Ernst & Young LLP delivered pursuant to Sections 5(e) and 5(f) of the Underwriting Agreement;

(12)            The Registration Statement;

(13)            The Time of Sale Information;

(14)            The Prospectus; and

(15)            The documents incorporated by reference in the Preliminary Prospectus and the Prospectus.

In our examination of documents referred to above for purposes of rendering the opinions expressed herein, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies or facsimile copies, the completeness of all documents reviewed by us, the lack of any undisclosed or subsequent termination, modification, waiver or amendment to any document reviewed by us, the legal competence or capacity of all persons except the Company executing the same and (except with respect to the Company’s due authorization, execution and delivery of the Transaction Documents) the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. For purposes of rendering the opinions expressed herein, we have also: (a) assumed the current accuracy and completeness of the information obtained from public officials and records; (b) relied on the truthfulness of representations and warranties as to factual matters of the Company and the Underwriters set forth in the Closing Documents; (c) relied on the truthfulness of representations and warranties as to factual matters made by representatives of the Company to us, including without limitation those set forth in certain certificates delivered by the Company to us (including the Management Certificate); (d) as to the eligibility and qualification of the Trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), relied upon the Form T-1 prepared by such Trustee; and (e) relied on the information that the Underwriters have furnished to the Company for use in the Time of Sale Information and Prospectus and referred to in Section 6(b) of the Underwriting Agreement. Except as expressed herein, we have not caused the search of any docket or other records of any court, tribunal, agency or similar authority. Except as set forth herein, we do not represent that we have made any independent investigation or other attempts to verify the accuracy of any of such information, representations or warranties or to determine the existence or non-existence of any other factual matters.

Our representation of the Company has been limited to specific matters on which the Company has engaged us from time to time. As used herein, the phrases “to our knowledge,” “known to us,” “we are not aware of,” “our belief” and phrases of similar import refer only to the actual present knowledge of the attorneys currently in this firm who devoted attention to the representation of the Company in its preparation of the Registration Statement, the Time of Sale Information and the Prospectus, after an examination of documents made available to us by the Company, after such inquiries, if any, as we deemed appropriate with other lawyers in our firm that have provided substantive attention to other legal matters in calendar year 2022 on behalf of the Company. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

Where statements herein are qualified by the term “material” to the Company or as having “Material Adverse Effect” on the Company, those statements involve judgments and opinions as to the materiality or lack of materiality of any matter, or whether such matter would have a Material Adverse Effect, on the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole, or on the performance by the Company of its obligations under the Securities, that are entirely those of the Company and its officers, after having been advised by us as to the legal effect and consequences of such matters to the extent deemed necessary by the Company.

For the purposes of this opinion, we have also assumed that: (a) each of the Underwriters has all requisite power and authority, and has taken any and all corporate, partnership or other action necessary, for the due authorization by such Underwriter of the execution, delivery and performance by such Underwriter of the Underwriting Agreement and all other related documents signed by or on behalf of such Underwriter and the performance by such Underwriter of all such Underwriter’s obligations thereunder; (b) the Underwriters have fully paid all required consideration for the Securities as provided in the Underwriting Agreement and have fully performed, at or before the Closing, all other obligations that they are to perform thereunder; (c) the Trustee has all requisite power and authority, and has taken any and all corporate, partnership or other action necessary, for the due authorization by the Trustee of the Trustee’s execution, delivery and performance of the Indenture and all other related documents signed by or on behalf of, or actions taken by or on behalf of, the Trustee and the performance by the Trustee of all the Trustee’s obligations thereunder; and (d) the Transaction Documents each have been duly authorized, executed and delivered by all signatories thereto other than the Company.

The opinions, confirmations and statements of our belief expressed below are qualified by, and we render no opinion, confirmation or statement of belief with respect to, or as to the effect of, the following:

(a)       bankruptcy, insolvency, assignments for the benefit of creditors, reorganization, moratorium and other similar laws now or hereinafter in effect relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances, preferential transfers and equitable subordination;

(b)       general principles of equity, including, but not limited to, judicial decisions holding that certain provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing or public policy or would be commercially unreasonable or involve undue delay, whether or not such principles or decisions have been codified by statute, and similar principles, including, without limitation, concepts of materiality, reasonableness, unconscionability and the availability of specific performance, injunctive relief and other equitable remedies, regardless of whether considered in a proceeding in equity or at law, and the effect of public policy;

(c)       any election of remedies by the Trustee or holder of the Securities following the occurrence of an event of default under the Indenture;

(d)       except to the extent set forth in the statement of belief in the penultimate paragraph of this letter, compliance or non-compliance with anti-fraud provisions of applicable state or federal laws, statutes, rules and regulations concerning the offering, issuance and sale of securities;

(e)       laws, statutes, rules and regulations relating to usury or permissible rates of interest or other charges for loans, forbearances or the use of money or compliance or non-compliance with same;

(f)       provisions permitting, upon acceleration of any indebtedness, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon;

(g)       the enforceability of provisions in any agreement relating to indemnity or contribution, to the extent enforcement of such provisions are overly broad or contrary to public policy or indemnify a party against liability for future conduct or the party’s own fraud or wrongful, reckless or negligent acts or omissions;

(h)       the enforceability of any provision in the Transaction Documents stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to, or with any other right or remedy, or that the election of some particular remedy or remedies does not preclude recourse to one or more others;

(i)       the effect of state or federal laws, statutes and judicial decisions that provide, among other things, (i) that oral modifications to a contract or oral waivers of contractual provisions may be enforceable, if the modification or waiver was performed, notwithstanding any express provision in the agreement that the agreement may only be modified, or an obligation thereunder waived, in writing, or (ii) that an implied agreement may be created from trade practices or course of conduct;

(j)       any provision purporting to (i) waive rights to trial by jury, or service of process in connection with any litigation arising out of or pertaining to any agreement, (ii) change or waive the rules of evidence, make determinations conclusive or fix the method or quantum of proof, limit the effect of waivers by trade practice or course of conduct, (iv) waive a party’s right to assert counterclaims or other claims or defenses, (v) waive broadly or vaguely stated rights, unknown future rights, the benefits of statutory, regulatory or constitutional rights, or rights to damages or rights which may not be waived on statutory or public policy grounds;

(k)       any provision stating that any failure to exercise, or delay in exercising, rights or remedies available under any agreement will not operate as a waiver of any such right or remedy or that a provision of the agreement may only be waived in writing;

(l)       any choice-of-law clause to the extent the provision to be governed by that law could be determined by the court (i) to be contrary to a public or fundamental policy of a state or country whose law would apply in the absence of a choice-of-law clause and (ii) to involve an issue in which such state or country has a materially greater interest in the determination of the particular issue than does the state whose law is chosen; and

(m)       any provision purporting to (i) exclude conflict of law principles under any law or (ii) select certain courts as the venue, or establish a particular jurisdiction as the forum, for the adjudication of any controversy.

In rendering the opinions expressed in paragraph (a) below, for purposes of making the factual statements regarding the filing of the Preliminary Prospectus and the Prospectus with the Commission, we have relied solely upon a review of the Company’s filings listed on the Commission’s EDGAR database through the Commission’s website at http://www.sec.gov/ and a review of the Commission’s website at https://www.sec.gov/litigation/stoporders.shtml.

In rendering the opinions expressed in paragraph (c) below regarding the valid existence and good standing of the Company, we have relied solely on the Certificates of Good Standing and the Management Certificate described above.

To the extent that any of the Selected Documents are governed by the laws of any jurisdiction other than the laws of the State of California, the laws of the State of New York or U.S. federal law, our opinion set forth in paragraph 9 below relating to those Selected Documents is based solely upon the plain meaning of the language of such Selected Documents and the results that would be obtained if (i) a California court were to apply to such Selected Documents, and construe such Selected Documents in accordance with, only Internal California Law (as defined below), or (ii) a New York court were to apply to such Selected Documents, and construe such Selected Documents in accordance with, only Internal New York Law (as defined below), as applicable, and in each case without regard to any interpretation or construction that might be indicated by any other laws stated as governing those agreements. As used herein, “Internal California Law” means the internal laws of the State of California applicable to a contract made by California residents in the State of California that selects California law as the governing law of such contract, without regard to any laws or equitable principles regarding choice of law, conflict of laws or public policies that might make any other law(s) applicable; and “Internal New York Law” means the internal laws of the State of New York applicable to a contract made by New York residents in the State of New York that selects New York law as the governing law of such contract, without regard to any laws or equitable principles regarding choice of law, conflict of laws or public policies that might make any other law(s) applicable. Moreover, we have not reviewed, and express no opinion or belief on, (a) any financial covenants or similar provisions requiring financial calculations or determinations to ascertain compliance, or (b) provisions relating to the occurrence of a “material adverse event,” a “material adverse change,” a “Material Adverse Effect” or words of similar import contained in any such Selected Agreement. In rendering the opinions expressed herein, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to any other matter.

Our opinions in paragraph (e) and (f) that the Indenture and the Securities are valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, means that an effective contract has been formed under the law of the State of New York, and indicates that some remedy is available to the holders of Securities (in the case of the Indenture) and the Trustee under the Indenture, if the Company does not materially comply with terms of the Securities or the Indenture, respectively. Our opinion does not mean or imply that any particular type of remedy is available, or that every provision in such documents, such as the right to accelerate indebtedness in the event of a default, will be upheld or enforced by a court under all circumstances.

In rendering the opinions set forth in paragraphs (e), (f) and (g) below concerning the Company’s execution and delivery of the Indenture, the Securities and the Underwriting Agreement, we have not necessarily observed the execution of such documents by the Company, but have relied exclusively upon representations regarding the Company’s execution and delivery of such documents made to us in the Management Certificate and our review of copies, facsimiles or .pdf files of executed signature pages delivered to us by representatives of the Company or the Trustee or their agents, which we have no reason to believe were not executed on behalf of the Company or the Trustee by the persons whose names or signatures appear on such signature pages.

The statement in paragraph (i) below relating to any law, statute, judgment, order, rule or regulation refers only to such laws, statutes, judgments, orders, rules and regulations as would reasonably be known to a practitioner of general corporate and securities law representing an issuer in the State of California or New York.

In rendering the opinion in paragraph (k) regarding our knowledge of legal, governmental or regulatory investigations, actions, suits or proceedings pending against or naming the Company, or threatened in writing delivered to the Company, we have not conducted a docket search in any jurisdiction with respect to legal, governmental or regulatory investigations, actions, suits or proceedings pending against or naming the Company, nor, other than to discuss the existence of any such proceedings with representatives of the Company and to request and review the Management Certificate from the Company, have we undertaken any further inquiry whatsoever in connection with the existence of any such governmental proceedings or the accuracy of such description.

In rendering the opinion expressed in paragraph (m) below, we have assumed that the Company will comply with the provisions of the Underwriting Agreement relating to the use of proceeds.

Our opinions are limited to the Delaware General Corporation Law, any California State or U.S. federal law and any rule or regulation promulgated thereunder, as such are in effect on the date hereof, and, solely with respect to the opinions contained in paragraphs (e), (f) and (g), the existing laws of the State of New York as such are in effect on the date hereof (collectively, “Applicable Laws”) and we express no opinion herein with respect to any other laws or to the application of the laws of any other jurisdiction. In addition our opinions are limited to such Applicable Laws (and rules or regulations, governmental or court consents, approvals and notice or filing requirements thereunder) as in our experience are typically applicable to transactions of the type provided for in the Underwriting Agreement and the Indenture. We express no opinion as to whether (or the extent to which) the laws of any particular jurisdiction apply, and we express no opinion to the extent that any laws (other than Applicable Laws) are applicable to any of the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

Additionally, we disclaim any opinion as to the application of any law of any city, county or other local subdivision or governmental authority of the State of California, the State of New York or any other jurisdiction. Our opinions are also limited to currently effective requirements for consents, approvals, authorizations, orders, registrations or qualifications of or with any U.S. federal or New York State or California State governmental body, agency or court, or pursuant to the Delaware General Corporation Law. We have made no inquiry into, and express no opinion with respect to, any statutes, rules, regulations, treaties or common laws, requirements for consents, approvals, authorizations, orders, registrations or qualifications of any other nation, state or jurisdiction, or the effect on the transactions provided for in the Underwriting Agreement of non-compliance under any such statutes, rules, regulations, treaties or common law. The opinions expressed herein are qualified by, and are subject to, and we express no opinion with respect to, compliance by the Company or the Underwriters with any state or foreign securities or “blue sky” law, statute, rule or regulation in connection with the issuance and sale of the Securities pursuant to the Underwriting Agreement.

This opinion is based on the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients regarding opinions of the kind involved. In rendering the opinions below, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

Based upon and subject to the foregoing, we are of the following opinion as of immediately prior to the Closing:

(a)       The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act; the Preliminary Prospectus was filed with the Commission pursuant to subparagraph (3) of Rule 424(b) under the Securities Act; the Prospectus was filed with the Commission pursuant to subparagraph (5) of Rule 424(b) under the Securities Act; and to our knowledge, based solely upon oral representations made to us by the Company, no order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering of the Securities is pending or threatened by the Commission.

(b)       The Registration Statement, the Preliminary Prospectus, and the Prospectus (in each case, other than the financial statements and schedules and other financial and statistical data contained therein and that part of the Registration Statement that constitutes the Form T-1 referred to above, as to which we express no opinion) appeared on their face to be appropriately responsive in all material respects with the applicable requirements of the Securities Act; and the Indenture appeared on its face to be appropriately responsive in all material respects with the applicable requirements of the Trust Indenture Act.

(c)       The Company is validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in the State of California, and has all corporate power and corporate authority necessary to conduct the businesses in which it is engaged, except where the failure to be so qualified or to have such corporate power or corporate authority would not, individually or in the aggregate, have a Material Adverse Effect.

(d)       The Company has the corporate power and corporate authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; and all action required to be taken by the Company’s Board of Directors and shareholders for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions provided for therein to be taken as of the Closing Date has been duly and validly taken.

(e)       The Indenture has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms.

(f)       The Securities have been duly authorized, executed and delivered by the Company and, when duly authenticated and delivered by the Trustee as provided in the Indenture and paid for by the Underwriters as provided in the Underwriting Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

(g)       The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(h)       Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(i)       The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions provided for in the Transaction Documents, each, as of the Closing Date, do not (i) result in a breach by the Company of any of the terms or provisions of, or constitute a default by the Company under any of, the Selected Documents, (ii) result in any violation of the provisions of the Certificate or the Bylaws or (iii) result in the violation by the Company of any U.S. federal or Delaware or California State law or statute or any judgment, order, rule or regulation of any U.S. federal or Delaware or California State court or arbitrator or governmental or regulatory authority specifically naming the Company as being bound, except, in the case of each of clauses (i) and (iii) above, for any such conflict, breach, default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)       No consent, approval, authorization, order, registration or qualification of or with any U.S. federal or Delaware or California State court, arbitrator or governmental or regulatory authority is required to be obtained or made by the Company for the Company to execute, deliver or perform, as of the Closing Date, each of the Transaction Documents, to issue or sell the Securities as of the Closing Date and for the Company to comply with the terms thereof and to consummate the transactions provided for in the Transaction Documents to be consummated on or before the Closing, except for (i) the registration of the Securities under the Securities Act and (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(k)       To our knowledge, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending against or naming the Company, or threatened in writing delivered to the Company, that are required under the Securities Act to be described in the Registration Statement and that are not so described in the Registration Statement, Time of Sale Information and Prospectus.

(l)       The descriptions in the Registration Statement, the Time of Sale Information and the Prospectus of statutes, governmental and regulatory proceedings and contracts and other documents are accurate in all material respects. The statements in the Preliminary Prospectus and the Prospectus under the heading “Material United States Income Tax Considerations” and the statements incorporated by reference in the Preliminary Prospectus and the Prospectus from Item 3 of Part I of the Company’s Annual Report on Form 10-K for the year ended January 31, 2022 to the extent that they constitute summaries of matters of law or governmental regulation or legal conclusions, fairly summarize the matters described therein in all material respects.

(m)       The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not, be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(n)       The documents incorporated by reference in the Time of Sale Information and the Prospectus (other than the financial statements and schedules and other financial and statistical data therein, as to which we express no opinion), when they were filed with the Commission appeared on their face to be appropriately responsive in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(o)        All conditions precedent to the issuance, authentication and delivery of the Securities have been complied with.

(p)       The form or forms and terms of the Securities delivered by the Company pursuant to the Indenture have been established by and set forth in an Officer’s Certificate as permitted by Section 2.01 and Section 2.03 of the Base Indenture in conformity with the provisions of the Base Indenture.

We have participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel at which conferences the contents of the Registration Statement, the Time of Sale Information and the Prospectus and any amendment and supplement thereto (including the documents incorporated by reference therein) and related matters were discussed and, although we assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto (except to the extent expressly provided above), nothing has come to our attention to cause us to believe (i) that the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Time of Sale Information at the Time of Sale contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and schedules and other financial and statistical data contained therein and that part of the Registration Statement that constitutes the Form T-1 referred to above, as to which we express no belief).

This opinion is furnished to you by us as counsel to the Company and at the request of the Company. This opinion is intended solely for the use of the Underwriters for the purpose of the transactions provided for in the Underwriting Agreement and is not to be relied upon by the Underwriters for any other purpose or to be made available to or relied upon for any other purpose by any other person or entity, whether or not named in the Underwriting Agreement, without our prior written consent. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not they would affect or modify any of the opinions expressed herein.

ANNEX I

Selected Documents

1.	Indenture dated as of September 7, 2017 between the Company and Wells Fargo Bank, National Association, as Trustee.

2.	First Supplemental Indenture dated as of January 2, 2018 between the Company and Wells Fargo Bank, National Association as Trustee.

3.	Restated and Amended Pleasanton Ground Lease dated as of January 30, 2014 between the CREA/Windstar Pleasanton, LLC and San Francisco Bay Area Rapid Transit District.

4.	Credit Agreement dated as of April 2, 2020 among the Company, certain subsidiaries of the Company, Bank of America, N.A., Wells Fargo Bank, National Association, Truist Bank, U.S. Bank National Association and the other L/C Issuers and Lenders party thereto.

5.	Form of Convertible Bond Hedge Confirmation (2022)

6.	Form of Warrant Confirmation (2022)

7.	Form of Additional Convertible Bond Hedge Confirmation (2022)

8.	Form of Additional Warrant Confirmation (2022)